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                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE               Contact: Stephen E. Hare
                                             Executive Vice President and CFO
                                             (804) 287-5685

              CADMUS COMMUNICATIONS REPORTS THIRD QUARTER EARNINGS

                             ----------------------
           Company Reports Continued Progress on Strategic Initiatives
                      With Higher Operating Income and EPS

RICHMOND, VA (April 25, 2002) -- Cadmus Communications Corporation (Nasdaq/NM:
CDMS) today reported net sales of $112.7 million and net income of $1.5 million, or $0.17 per share, from continuing operations for the third quarter of its fiscal year 2002. Financial highlights for the three months ended March 31, 2002, from continuing operations excluding last year's restructuring and other charges, were as follows:

o Earnings per share improved to $0.17 versus $0.15 in the second quarter of fiscal 2002 and $0.07 in last year's third quarter;

o Cash earnings per share (excluding goodwill amortization) improved to $0.30 versus $0.28 in the second quarter of fiscal 2002 and $0.20 in last year's third quarter;

o EBITDA increased to $13.8 million from $13.0 million in the second quarter of fiscal 2002 and $13.7 million in last year's third quarter;

o EBITDA as a percentage of net sales increased to 12.3% from 11.4% in the second quarter of fiscal 2002 and 10.3% in last year's third quarter;

o The Company reduced total debt (including securitization) by another $9.6 million for a year-to-date debt reduction of $33.5 million.

Bruce V. Thomas, president and chief executive officer, remarked, "We had four primary goals at the outset of this fiscal year: to achieve sequential quarterly earnings improvement, to meaningfully reduce debt, to enhance our long-term competitive position in the scholarly publishing market, and to improve results in packaging and special interest magazines. Despite very difficult market conditions, we have made solid progress on each of these goals. First, we reported sequentially higher EPS from continuing operations in the second and third quarters. Second, we reduced debt by another $9.6 million. Third, we continued to make progress on our content-centric strategy for scholarly publishing - continuing development of our Cadmus Knowledge System, extending our global work flows, and strengthening our leadership position in the scientific, technical, and medical ("STM") market. This progress translated into improved profitability in this division. Fourth, we generated the strongest quarterly performance of the year in our packaging division."

Mr. Thomas added, "We still have work to do in our special interest magazine division since that market downturn has been deep and prolonged. We believe that we have strengthened our operations to position us to benefit as advertising spending increases and the economy rebounds. We remain confident that our profit improvement actions and continuing service enhancements will mitigate the volume and pricing pressures that we and our industry face."

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Operating Results Review

Net sales for the fiscal third quarter totaled $112.7 million compared with $122.7 million last year, a decline of 8%. Publication Services segment (STM journal services, special interest magazines, and professional books and directories) sales were down 10% because of volume and pricing pressures in these markets and lower paper prices. Specialty packaging sales increased 4% in the quarter. All sales amounts for the prior year exclude divested and closed operations.

Operating income was $7.4 million in the third quarter compared to $7.1 million last year before restructuring and other charges. Operating income improved sequentially compared to $6.8 million in the second quarter of 2002. Cash flow from operations and $3.2 million of proceeds from asset sales were used to reduce total debt (including securitization) by $9.6 million for the quarter.

Net income for the third quarter from continuing operations totaled $1.5 million, or $0.17 per share, compared with $0.6 million, or $0.07 per share, last year before restructuring and other charges. If the Company had adopted Statement of Financial Accounting Standards No.142 ("SFAS 142"), which requires that goodwill be tested for impairment annually instead of amortized, third quarter earnings for fiscal 2002 would have been $0.30 per share as a result of the elimination of goodwill amortization.

Net sales for the first nine months ended March 31, 2002 totaled $338.3 million compared with $359.6 million last year excluding divested and closed operations, a decline of 6% primarily because of lower special interest magazine sales and declining paper prices. For the nine months ended March 31, 2002, operating income was $20.1 million compared to $27.2 million last year before restructuring and other charges. Cash flow from operations and the proceeds from asset sales were used to reduce total debt (including securitization) by $33.5 million for the first nine months of this fiscal year. If the Company had adopted SFAS 142, nine month earnings for fiscal 2002 would have been $0.78 per share as a result of the elimination of goodwill amortization.

As previously announced, the Company sold its Atlanta-based Cadmus Creative Marketing operation, a catalog design and photography business, in January 2002. An after-tax book loss on the sale of discontinued operations of $1.2 million, or $0.13 per share, was recorded this quarter and all historical results have been reclassified to report the results of this operation as discontinued.

                    -----------------------------------------

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the world's largest provider of content management and production services to scientific, technical and medical journal publishers, the fourth largest publications printer in North America, and a leading national provider of specialty packaging products and services. Additional information about Cadmus is available at www.cadmus.com.

Statements made in this release relating to Cadmus' future prospects and performance are "forward-looking statements" that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements. Discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond Cadmus' ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other potential risks and uncertainties include but are not limited to: (1) the overall economic environment in North America, (2) our ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals, (3) significant price pressure in the markets in which we compete, (4) the loss of significant customers or the decrease in demand from customers, (5) our ability to continue to obtain improved efficiencies and lower production costs, (6) adverse changes in our product sales mix, (7) the impact of industry consolidation among key customers, (8) our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, and
(9) our ability to operate profitably and effectively with high levels of indebtedness. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements made therein.

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                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                Three Months Ended                    Nine Months Ended
                                                                    March 31,                             March 31,
                                                            ---------------------------         ------------------------------
                                                                  2002           2001                  2002            2001
                                                            ------------  -------------         -------------  ---------------
   Net sales                                                  $   112,656   $   132,491         $    338,259    $    392,612

   Operating expenses:
       Cost of sales                                               91,989       110,040              277,712         323,095
       Selling and administrative expenses                         12,130        14,121               36,936          38,639
       Amortization expense                                         1,174         1,212                3,551           3,723
       Restructuring and other charges                                  -        15,490                   -           17,896
                                                               -----------   -----------         ------------    ------------
                                                                  105,293       140,863              318,199         383,353

   Operating income (loss)                                          7,363        (8,372)              20,060           9,259

   Interest and other expenses:
       Interest                                                     3,773         4,754               12,107          14,752
       Securitization costs                                           220           663                  911           2,233
       Other, net                                                      72           (21)                 230             (90)
                                                               -----------   -----------         ------------    ------------
                                                                    4,065         5,396               13,248          16,895
                                                               -----------   -----------         ------------    ------------

   Income (loss) from continuing operations, before taxes           3,298       (13,768)               6,812          (7,636)

   Income tax expense (benefit)                                     1,750        (4,317)               3,372          (1,794)
                                                               -----------   -----------         ------------    ------------

   Income (loss) from continuing operations                         1,548        (9,451)               3,440          (5,842)

   Income (loss) from discontinued operations, net of taxes        (1,205)          (93)              (1,236)            409
                                                               -----------   -----------         ------------    ------------

   Net income                                                 $       343   $    (9,544)        $      2,204    $     (5,433)
                                                               ===========   ===========         ============    ============

   Earnings per share, assuming dilution
       Income (loss) from continuing operations                       .17         (1.06)                 .38            (.65)
       Income (loss) from discontinued operations                    (.13)         (.01)                (.14)            .04
                                                               -----------   -----------         ------------    ------------
       Net income (loss)                                      $       .04   $     (1.07)        $        .24    $       (.61)
                                                               ===========   ===========         ============    ============

   Weighted-average common shares
       outstanding                                                  9,053         8,938                9,019           8,938
                                                               ===========   ===========         ============    ============

   Cash dividends per common share                            $      0.05   $      0.05         $       0.15    $       0.15
                                                               ===========   ===========         ============    ============

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                               SELECTED HIGHLIGHTS

               (In thousands, except per share data and percents)

                                   (Unaudited)

                                                                  Three Months Ended                   Nine Months Ended
                                                                      March 31,                            March 31,
                                                            -------------------------------      -------------------------------
                                                                 2002              2001              2002              2001
                                                             -----------       ------------     -------------      ------------
Net sales, as reported                                        $112,656          $132,491          $338,259          $392,612
Net sales, recurring operations (1)                            112,656           122,726           338,259           359,589

Capital expenditures                                             4,106             5,244             8,776            13,704
Depreciation & amortization expense                              6,512             6,542            19,023            19,542

EBITDA (2) (3)                                                  13,803            13,681            38,853            46,787
EBITDA margin (2) (3)                                             12.3%             10.3%             11.5%             11.9%
Earnings per share, assuming dilution (3) (4)                 $   0.17          $   0.07          $   0.38          $   0.63
Earnings per share, excluding amortization expense (3)(4)     $   0.30          $   0.20          $   0.78          $   1.04

(1)     Excludes divested and closed operations.
(2) Earnings before interest, taxes, depreciation, amortization and securitization costs.
(3) Before restructuring and other charges of $15.5 million ($10.0 million net of taxes) for the three months ended March 31, 2001, and $17.9 million ($11.5 million net of taxes) for the nine months ended March 31, 2001.
(4) Excludes income (loss) per share from discontinued operations of $(0.13) and $(0.01), for the three months ended March 31, 2002 and 2001, respectively, and $(0.14) and $0.04, for the nine months ended March 31, 2002 and 2001, respectively.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                                 March 31,
                                                                                    2002                    June 30,
                                                                                (Unaudited)                   2001
                                                                            ---------------------       -----------------
Assets:

     Cash and cash equivalents                                                  $  1,643                   $  3,130
     Accounts receivable, net                                                     30,034                     33,662
     Inventories                                                                  19,654                     24,863
     Other current assets                                                          8,102                     11,612
     Property plant and equipment, net                                           126,088                    138,002
     Other assets, net                                                           182,021                    186,159
                                                                                 -------                    -------
 Total assets                                                                   $367,542                   $397,428
                                                                                 =======                    =======

 Liabilities and shareholders' equity:

     Current liabilities, excluding current debt                                $ 67,500                   $ 66,854
     Total debt (net of securitization)                                          153,108                    182,987
     Other long-term liabilities                                                  36,166                     38,029
     Shareholders' equity                                                        110,768                    109,558
                                                                                 -------                    -------
 Total liabilities and shareholders' equity                                     $367,542                   $397,428
                                                                                 =======                    =======